News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Completes Acquisition of Green Arc Supply a Leading

Industrial Gas Distributor in Texas & Louisiana

Acquisition increases revenue run rate by more than 50%

TAMPA, FL – February 21, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the acquisition of all the assets of Green Arc Supply L.L.C., a leading independent industrial gas and welding supply company with three locations in Texas and one in Louisiana. The gross purchase price was $2.5 million, which was comprised of a $1.0 million cash payment and $1.5 million in restricted common stock. All cash costs related to the transaction were paid in full with cash on hand at closing. Upon consummation of closing, the Company immediately began business operations in Texas and Louisiana.

“We are pleased to complete this next step in our expansion strategy,” commented Ermanno Santilli, CEO of MagneGas. “This acquisition alone will immediately grow our revenue run rate by over 50%, when we combine this transaction with the acquisition we completed in January in San Diego, we have nearly doubled our industrial gas and welding supply revenue run rate. Moreover, this acquisition brings a deep team of highly experienced sales executives that plan to immediately leverage our MagneGas2® renewable cutting fuel to accelerate their aggressive organic growth plans going forward. We now have access to the two best industrial gas markets in the US: east Texas and southern California. In addition, we now have our second fully operational MagneGas2® production facility, located at Green Arc’s Tyler, Texas location, which will help us service the local market and further support our growth plans for 2018 and beyond.”

“This acquisition will have a significant impact on our operations from multiple perspectives,” commented Scott Mahoney, CFO of MagneGas. “Adding more experienced industry sales staff with a deep and loyal customer base, that can now offer MagneGas2®, is a powerful catalyst for growth in a major new market for us. We also expect to benefit in a meaningful way by adding a second MagneGas2® production facility, as it will help reduce our delivery costs to MagneGas2® distributors across the central and mid-southern regions of the US. Lastly, this acquisition now gives us a surplus of production equipment in Florida that we can immediately redeploy as we launch our German joint venture partnership in the second quarter. The fact we are nearly doubling our revenue run rate through the recent acquisitions, combined with our organic growth, should enable us to dramatically improve our cash flow, putting us on track to generate positive EBITDA in the coming quarters.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.